Name of Registrant:		Seasons Series Trust
Name of Portfolio:		Mid Cap Value
Name of Sub Advisor		Goldman Sachs Asset Management, LP

Name of Issuer  		Warner Chilcott PLC

Title of Security		Warner Chilcott PLC


Date of First Offering		03/10/11

Amount of Total Offering		 25,000,000

Unit Price		$23.25

Underwriting Spread or Commission		$0.8137

Number of Shares Purchased 		10,809

Dollar Amount of Purchases		$251,309.25

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.0432%
by Portfolio

Percentage of Portfolio assets                  0.4421%
applied to purchases

Percentage of offering purchased		9.5568%
by the other Portfolios


Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		Bloomberg Tradebook LLC
					J.P. Morgan Chase & Co.
					Morgan Stanley & Co., Inc.

Underwriting Syndicate Members		Bank of America Merrill Lynch
					Citibank, NA
					Credit Suisse International
					Deutsche Bank Securities, Inc.
					Goldman Sachs & Co.
					J.P. Morgan Securities
					UBS Financial Services
					Morgan Stanley & Co., Inc.
					Wells Fargo Securities
					RBC Capital Markets




Name of Registrant:		Seasons Series Trust
Name of Portfolio:		Mid Cap Value
Name of Sub Advisor		Goldman Sachs Asset Management, LP

Name of Issuer  		Fifth Third Bancorp

Title of Security		Fifth Third Bancorp


Date of First Offering		01/20/11

Amount of Total Offering		 121,428,572

Unit Price		$14.00

Underwriting Spread or Commission		$0.4200

Number of Shares Purchased 		13,861

Dollar Amount of Purchases		$194,054.00

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.0114%
by Portfolio

Percentage of Portfolio assets                  0.3463%
applied to purchases

Percentage of offering purchased		2.4592%
by the other Portfolios


Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		J.P. Morgan Chase & Co.


Underwriting Syndicate Members		Aladdin Capital LLC
					Bank of America Merrill Lynch
					Citibank, NA
					Credit Suisse AG
					Deutsche Bank Securities, Inc.
					Goldman Sachs & Co.
					J.P. Morgan Securities
					Keefe, Bruyette & Woods, Inc.
					Sandler O'neill & Partner, LP